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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the plan administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CORESTATES SAVINGS PLAN

Date: 27 June, 1995                    By /s/ S. W. Holt
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                                          S. W. Holt
                                          for the CoreStates Benefit Plans
                                          Committee